                                                            Exhibit 99


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                   FORM 11-K

             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(Mark One):

(X) ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1995

                                       or

( ) TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from           to

Commission file number V-1799

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                       THRIFT PLAN PLUS FOR EMPLOYEES OF
                              MEDIA GENERAL, INC.

     B. Name of the issuer of the securities held pursuant to the plan and the address of its principal executive office:

                              MEDIA GENERAL, INC.
                             333 East Grace Street
                            Richmond, Virginia 23219

                   Financial Statements and Supplemental Schedules
                                  Thrift Plan Plus
                        For Employees of Media General, Inc.

                      Years ended December 31, 1995, and 1994,
                         with Report of Independent Auditors

             Thrift Plan Plus For Employees of Media General, Inc.

                Financial Statements and Supplemental Schedules


                    Years ended December 31, 1995, and 1994



                               Table of Contents
                               -----------------

Report of Independent Auditors.........................................1

Financial Statements

Statements of Net Assets Available for Plan Benefits...................2
Statements of Changes in Net Assets Available for Plan Benefits........4
Notes to Financial Statements..........................................6


Supplemental Schedules
                                                                   Schedule
                                                                   --------


Schedule of Assets held for Investment Purposes,
   December 31, 1995...................................................A
Schedule of Reportable 5% Transactions for the year
   ended December 31, 1995.............................................B

                         Report of Independent Auditors

Administrator
Thrift Plan Plus For Employees of Media General, Inc.

We have audited the accompanying statements of net assets available for plan benefits of the Thrift Plan Plus For Employees of Media General, Inc., as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995, and reportable 5% transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                             ERNST & YOUNG LLP
                                             Richmond, Virginia
                                             June 8, 1996

                                       Thrift Plan Plus For Employees of Media General, Inc.
                             Statement of Net Assets Available For Plan Benefits, with Fund Information
                                                         December 31, 1995

                                     Stable Value               Media General      Balanced
                                         Fund      Equity Fund    Stock Fund         Fund       Loan Fund       Total
                                    -----------------------------------------------------------------------------------
Assets
Investment in Media General, Inc.,
  Class A Common Stock, 2,900,338
    shares at market of $30.375
      per share, cost $60,147,620     $         -  $          -  $88,097,767      $      -    $        -   $ 88,097,767
Other investments, at market:
  Common trust fund managed by
    Trustee:
    Short-term investments, cost
      $2,394,551                          639,784       99,475     1,389,354        19,681       246,257      2,394,551
  Common trust funds managed by
    Frank Russell Trust Co.,
      cost $9,638,812                           -   11,898,165             -       743,681             -     12,641,846
  Guaranteed insurance contracts,
    cost $13,318,325                   13,318,325            -             -             -             -     13,318,325
  Loans to participants                         -            -             -             -     8,010,466      8,010,466
Dividends and interest receivable           3,054          551         5,341           100        52,671         61,717
Contributions receivable                  141,074      168,359       796,634        32,527             -      1,138,594
Receivable (payable) resulting from
    participants' fund transfers          197,791      188,026       (55,010)       (1,398)     (329,409)             -
Other receivables                               -            -             -             -       213,730        213,730
                                      ---------------------------------------------------------------------------------
                                       14,300,028   12,354,576    90,234,086       794,591     8,193,715    125,876,996
Liabilities
  Payable to broker                             -            -       349,975             -             -        349,975
  Contribution refunds payable             16,363       37,295        71,682         1,168             -        126,508
                                      ---------------------------------------------------------------------------------
Net assets available for plan
  benefits                            $14,283,665  $12,317,281   $89,812,429      $793,423    $8,193,715   $125,400,513
                                      =================================================================================

See accompanying notes.





 2

                                       Thrift Plan Plus For Employees of Media General, Inc.
                             Statement of Net Assets Available For Plan Benefits, with Fund Information
                                                         December 31, 1994

                                                       Money Market             Media General
                                                           Fund     Equity Fund   Stock Fund     Loan Fund      Total
                                                      -----------------------------------------------------------------
Assets
Investment in Media General, Inc., Class A Common
  Stock, 2,874,696 shares at market of $28.375 per
      share, cost $58,935,203                           $         -   $        -  $81,569,499  $        -  $ 81,569,499
Other investments, at market:
  Common trust fund managed by Trustee:
    Short-term investments, cost $3,023,585                 817,813    1,189,842      782,969     232,961     3,023,585
  Common trust fund managed by NationsBank Investment
    Management Division, cost $5,904,408                          -    6,356,001            -           -     6,356,001
  Guaranteed insurance contracts, cost $12,367,148       12,367,148            -            -           -    12,367,148
  Loans to participants                                           -            -            -   6,805,636     6,805,636
Dividends and interest receivable                             4,193       18,619        5,734      38,516        67,062
Contributions receivable                                    171,494      158,085      795,137           -     1,124,716
Receivable (payable) resulting from participants'
  fund transfers                                            107,164       38,500      231,284    (376,948)            -
Other receivables                                                 -            -            -     197,138       197,138
                                                        ---------------------------------------------------------------
                                                         13,467,812    7,761,047   83,384,623   6,897,303   111,510,785
Liabilities
  Contribution refunds payable                               21,716       33,413       91,899           -       147,028
                                                        ---------------------------------------------------------------
Net assets available for plan benefits                  $13,446,096   $7,727,634  $83,292,724  $6,897,303  $111,363,757
                                                        ===============================================================

See accompanying notes.
















                                       Thrift Plan Plus For Employees of Media General, Inc.
                       Statement of Changes in Net Assets Available For Plan Benefits, with Fund Information
                                                    Year ended December 31, 1995

                                     Stable Value               Media General      Balanced
                                         Fund      Equity Fund    Stock Fund         Fund       Loan Fund       Total
                                    ------------------------------------------------------- ------------- -------------
Investment income:
  Dividends                          $         -   $        85   $ 1,396,788      $      -    $        -   $ 1,396,873
  Interest                               793,621         7,968        50,441           975       548,615     1,401,620
                                     ----------------------------------------------------------------------------------
                                         793,621         8,053     1,447,229           975       548,615     2,798,493
                                     ----------------------------------------------------------------------------------

Net appreciation in fair value
  of assets                                    -     2,917,250     5,821,807        42,153             -     8,781,210

Contributions:
  Employers                                    -             -     3,908,067             -             -     3,908,067
  Participants                         1,593,646     1,763,926     4,332,340       165,957             -     7,855,869
                                     ----------------------------------------------------------------------------------
    Total                              1,593,646     1,763,926     8,240,407       165,957             -    11,763,936
                                     ----------------------------------------------------------------------------------

Adjustments for participants'
  fund transfers                         327,181       676,163    (2,617,678)      590,369     1,023,965             -
Distributions to withdrawing
  participants                        (1,876,879)     (775,745)   (6,372,060)       (6,031)     (276,168)   (9,306,883)
                                     ----------------------------------------------------------------------------------
Net increase in net assets
  available for plan benefits            837,569     4,589,647     6,519,705       793,423     1,296,412    14,036,756
Net assets available for plan
  benefits at December 31, 1994       13,446,096     7,727,634    83,292,724             -     6,897,303    111,363,757
                                     ----------------------------------------------------------------------------------
Net assets available for plan
  benefits at December 31, 1995      $14,283,665   $12,317,281   $89,812,429      $793,423    $8,193,715   $125,400,513
                                     ==================================================================================

See accompanying notes.









                                       Thrift Plan Plus For Employees of Media General, Inc.
                       Statement of Changes in Net Assets Available For Plan Benefits, with Fund Information
                                                    Year ended December 31, 1994

                                                       Money Market             Media General
                                                           Fund     Equity Fund   Stock Fund     Loan Fund      Total
                                                      -----------------------------------------------------------------
Investment income:
  Dividends                                            $         -   $  121,828  $ 1,253,855   $        -  $ 1,375,683
  Interest                                                 738,096       44,596       38,650      374,582    1,195,924
                                                       ----------------------------------------------------------------
                                                           738,096      166,424    1,292,505      374,582    2,571,607
                                                       ----------------------------------------------------------------

Net depreciation in fair value of assets                         -     (239,767)  (2,823,096)           -   (3,062,863)

Contributions:
  Employers                                                      -            -    3,707,675            -    3,707,675
  Participants                                           1,646,162    1,630,553    4,119,086            -    7,395,801
                                                       ----------------------------------------------------------------
    Total                                                1,646,162    1,630,553    7,826,761            -   11,103,476
                                                       ----------------------------------------------------------------

Adjustments for participants' fund transfers              (301,506)     272,328   (1,933,987)   1,963,165            -
Distributions to withdrawing participants               (3,024,532)    (427,388)  (6,210,605)    (116,150)  (9,778,675)
                                                       ----------------------------------------------------------------
Net increase (decrease) in net assets available
  for plan benefits                                       (941,780)   1,402,150   (1,848,422)   2,221,597      833,545
Net assets available for plan benefits at
  December 31, 1993                                     14,387,876    6,325,484   85,141,146    4,675,706  110,530,212
                                                       ----------------------------------------------------------------
Net assets available for plan benefits at
  December 31, 1994                                    $13,446,096   $7,727,634  $83,292,724   $6,897,303 $111,363,757
                                                       ================================================================

See accompanying notes.











             Thrift Plan Plus For Employees of Media General, Inc.

                         Notes to Financial Statements

                               December 31, 1995


1.  Significant Accounting Policies

Basis of Accounting

The financial statements of the Thrift Plan Plus for Employees of Media General, Inc. (the Plan) are prepared on the accrual basis of accounting.

Valuation of Investments

All investments, other than guaranteed insurance contracts and loans to participants, are carried at market value. Deposits under guaranteed insurance contracts are carried at contract value which approximates fair value. Loans to participants are carried at original amount of the loan less repayments received. Investments in securities traded on national securities exchanges are valued at the last reported sales price or at the last reported bid quotation if not traded on that day. Investments in commingled equity and balanced funds are valued at their redemption value. Dividends are recorded on the ex-dividend date and interest is accrued as earned.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from these estimates.

2.  Contributions

The Plan allows participants to elect to contribute 1% to 20% of their total compensation, subject to limitations prescribed by the Internal Revenue Code, by means of regular payroll deductions. Contributions are made in the form of pretax salary reductions or voluntary contributions of after-tax dollars by the participants. Participants can elect to contribute 1% to 10% of their pay, in whole percentages, to the Plan before taxes are withheld from their compensation and 1% to 10%, in whole percentages, after taxes are withheld from their compensation. Employers match a participant's contribution up to a total of 6% of the participant's contribution for each plan year based upon the following chart. If a participant contributes more than 6% in total to the Plan, the percent designated as pretax is considered first for purposes of the Company match.

             Thrift Plan Plus For Employees of Media General, Inc.

2.  Contributions (continued)

                                  Company matching percentage
                                  ---------------------------
    Total contribution        On pretax portion   On after-tax portion
  percent to be matched            of TOTAL             of TOTAL
 by Company contribution         contribution         contribution
 -----------------------         ------------         ------------

            1%                       75%                  50%
            2%                       75%                  50%
            3%                       75%                  50%
            4%                       75%                  50%
            5%                       65%                  50%
            6%                       55%                  50%

Contributions from participants are invested in accordance with the terms of the Plan at the option of the participant, in (i) a Stable Value Fund for the purchase of certificates of deposit, guaranteed insurance contracts, commercial paper, bonds or interest in a common trust fund invested in money market instruments, (ii) an Equity Fund for the purchase of interests in commingled equity stock funds, (iii) a Media General Stock Fund for the purchase of Class A Common Stock of Media General, Inc., (iv) a Balanced Fund for the purchase of an interest in a commingled global balanced fund or (v) certain combinations of these funds as provided by the Plan. Employer contributions are invested in Media General stock subject to the transfer provisions discussed in the following paragraph. The Plan also includes, among other things, a loan feature (see Note 6). Under specified guidelines, a participant may request the Trustee to transfer a portion of the participant's balance in other funds into the loan fund for disbursement as a loan to the participant. Repayment of principal and interest is made by payroll deduction and the loans are fully secured by the participant's account balance.

On any allocation date (the date that participants may change their Investment Option selection), participants who have attained age 55 may elect to transfer 100% of the market value of their account to any of the Investment Options provided for by the Plan. Also, on any allocation date, participants under age 55 may elect to: transfer 100% of the market value of their account among the Equity, Balanced and Stable Value Funds; transfer 25% of their account from the Media General Stock Fund to the Stable Value, Balanced and/or Equity Fund, or; transfer 25% of their account from the Stable Value, Balanced and/or Equity Fund to the Media General Stock Fund.

             Thrift Plan Plus For Employees of Media General, Inc.

2.  Contributions (continued)

Prior to January 1, 1995, participants could change their Investment Option selection as of the first day of any month with 15 days prior written notice and were permitted to make no more than one transfer in any plan year. Effective January 1, 1995, the allocation date changed to the first day of any quarter. In addition, four transfers are permitted in any plan year.

Effective July 1, 1995, the Plan added another investment option with the addition of the Balanced Fund. Frank Russell Trust Company has investment responsibility for this new fund. Effective January 1, 1995, the Money Market Fund was renamed the Stable Value Fund.

The Plan's assets are held by Northern Trust Company, a trustee, pursuant to a trust agreement dated July 1, 1987. Prior to January 1, 1995, NationsBank Investment Management Division had investment responsibility for the Equity Fund. Effective January 1, 1995, Frank Russell Trust Company was given investment responsibility for the Equity Fund. Capitoline Investment Services, Inc., has investment responsibility for the Stable Value Fund.

3.  Vesting, Withdrawals, and Terminations

In the event of termination of employment or withdrawal from the Plan, participants are paid the value of their account attributable to the amounts they contributed plus the value of their account attributable to employer contributions which has vested. The vesting provisions of the Plan provide for immediate 100% vesting of the value of employer pretax matching contributions and the value of after-tax matching contributions.

The Employer has established the Plan with the intention that it will continue. The Employer has the right at any time to terminate the Plan. The value of the participant's accounts would be distributed to the participant in a manner consistent with the Summary Plan Description.

The above descriptions are provided for informative purposes. Readers should refer to the Summary Plan Description for more complete information.

             Thrift Plan Plus For Employees of Media General, Inc.

4.  Income Taxes

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Employee contributions qualify as "cash or deferred" contributions under Section 401(k) of the IRC. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Company believes the Plan continues to qualify under the Internal Revenue Code.

Until such time as a participant or his beneficiary withdraws from the Plan, no income tax is payable by the participant on (i) contributions made by his employer on his behalf, (ii) interest and dividends added to his account, (iii) gains on sales of securities by the trust, or (iv) effective July 1, 1985, on contributions made by the participant in the form of pretax salary reductions not exceeding 6% of his compensation through December 31, 1986, and 10% thereafter, subject to limitations prescribed by the Internal Revenue Code.

5.  Investments

Investments representing five percent or more of the Plan's net assets at December 31, 1995, consisted of the following:

Name and Title                                  Cost        Market Value
- ------------------------------------------------------------------------

Media General, Inc. Class A Common Stock     $60,147,620    $88,097,767
Frank Russell Equity I Fund Shares             8,180,290     10,928,875

6.  Loans to Participants

The Plan has a loan feature available to all Plan participants. Loans are made from the participant's account, reducing the investment balance and creating a receivable in the Loan Fund. Loans are secured by the participant's vested account balance. Loans to terminated participants and loans in default are treated as distributions to the participant. Loans are repaid through payroll deduction including principal and interest. The principal portion reduces the receivable from participants and both principal and interest are transferred to the participant's investment account as repayments are received.

             Thrift Plan Plus For Employees of Media General, Inc.

6.  Loans to Participants (continued)

Participants may obtain loans based on the vested value of their accounts. New loans cannot exceed 50% of the participant's account value or a maximum of $50,000 in accordance with the Department of Labor's regulations on loans to participants. Loans are limited to one loan per participant per twelve month period with a maximum of two loans outstanding at any one time. Loans shall bear a reasonable rate of interest and must be repaid over a period not to exceed 5 years unless used to purchase the participant's primary residence, in which case the loan must be repaid over a period not to exceed 10 years.

7.  Related Party Transactions

Recurring administrative expenses of the Plan, which include trustee fees, are paid by Media General, Inc. Administrative expenses for the years ended December 31, 1995, and December 31, 1994, were approximately $400,000 and $390,000, respectively.

8.  Comparison to Form 5500

Form 5500 requires the recording of a liability for distributions allocated to participants as of year end, but for which disbursement of those funds from the Plan has not yet been made. This requirement is different from the presentation of such funds in the financial statements where they remain in net assets available for plan benefits. The liability per Form 5500 is $1,497,538 as of December 31, 1995, and $1,572,684 as of December 31, 1994.

                             Supplemental Schedules

                                                            Schedule A

             Thrift Plan Plus For Employees of Media General, Inc.
                                    Item 27a
                Schedule of Assets Held for Investment Purposes

                               December 31, 1995


Name and Title                                  Cost        Market Value

Stable Value Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $   639,784    $   639,784
                                             ==========================

  Insurance contracts:
    Combined Insurance Company of America
      6.02%, September 30, 1998              $ 1,016,633    $ 1,016,633
    Hartford Life, Variable,
      March 16, 1998                           1,015,272      1,015,272
    John Hancock, 6.10%,
      June 30, 1997                            1,108,325      1,108,325
    Life Insurance Co. of Georgia,
      6.55%, September 30, 1997                1,042,962      1,042,962
    Life of Virginia, Variable,
      Open Maturity                            1,040,528      1,040,528
    Metropolitan Life, 5.50%,
      March 31, 1997                           1,100,283      1,100,283
    Metropolitan Life, 5.24%,
      January 22, 1996                         1,176,560      1,176,560
    New York Life, 6.63%,
      December 30, 1997                          678,184        678,184
    New York Life, 6.52%,
      May 20, 1996                             1,508,301      1,508,301
    Peoples Security, Variable,
      June 30, 1998                            1,514,478      1,514,478
    Protective Life, 4.67%,
      September 30, 1996                       1,011,792      1,011,792
    Provident Life, 4.50%,
      December 16, 1996                        1,105,007      1,105,007
                                             --------------------------
                                             $13,318,325    $13,318,325
                                             ==========================

                                                            Schedule A

             Thrift Plan Plus For Employees of Media General, Inc.
                                    Item 27a
          Schedule of Assets Held for Investment Purposes (continued)

                               December 31, 1995


Name and Title                                  Cost        Market Value
- ------------------------------------------------------------------------

Media General Stock Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $ 1,389,354    $ 1,389,354
                                             ==========================

  Media General, Inc., Class A Common Stock  $60,147,620    $88,097,767
                                             ==========================

Equity Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $    99,475    $    99,475
                                             ==========================

  Frank Russell Equity I Fund Shares         $ 8,180,290    $10,928,875
  Frank Russell Equity II Fund Shares            756,994        969,290
                                             --------------------------
                                             $ 8,937,284    $11,898,165
                                             ==========================

Balanced Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $    19,681    $    19,681
                                             ==========================

    Frank Russell Balanced Fund Shares       $   701,528    $   743,681
                                             ==========================

Loan Fund:
  Northern Trust Company Short-Term
    Investment Fund                          $   246,257    $   246,257
                                             ==========================

  Loans to participants                      $ 8,010,466    $ 8,010,466
                                             ==========================

                                                                                                  Schedule B

                                       Thrift Plan Plus For Employees of Media General, Inc.
                                                              Item 27d
                                               Schedule of Reportable 5% Transactions
                                                    Year ended December 31, 1995

                                                      Average                      Current
                                                    Purchase or       Cost of      Value of   Net Gain or
    Description of Asset                            Sale Price         Asset         Asset       (Loss)
- ---------------------------------------------------------------------------------------------------------
                                                        ($)             ($)           ($)          ($)
Transactions by issue:

COLTV Short-Term Investment Fund
  10,546,860 increases on 117 days                       1.00      10,546,860    10,546,860           ---
  10,414,407 decreases on 118 days                       1.00      10,414,407    10,414,407           ---
                                                                -----------------------------------------
                                                                   20,961,267    20,961,267           ---
                                                                =========================================

COLTV Short-Term Investment Fund
  16,611,521 increases on 88 days                        1.00      16,611,521    16,611,521           ---
  17,373,007 decreases on 119 days                       1.00      17,373,007    17,373,007           ---
                                                                -----------------------------------------
                                                                   33,984,528    33,984,528           ---
                                                                =========================================

CF Frank Russell Equity I Fund
  632,971 units bought in 18 transactions              12.924       8,180,290     8,180,290
                                                                -----------------------------------------
                                                                    8,180,290     8,180,290
                                                                =========================================

                                   SIGNATURES



          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MEDIA GENERAL, INC.



                              By:  /s/ Marshall N. Morton
                                   ------------------------------
                                   Marshall N. Morton
                                   Senior Vice President and
                                   Chief Financial Officer

Date:  June 26, 1996

                                 EXHIBIT INDEX

                                       TO
                                 FORM 11-K FOR
                              The Thrift Plan Plus
                      For Employees of Media General, Inc.


          Exhibit Number                     Description of Exhibit

               23.1                          Consent of Ernst & Young LLP,
                                             independent auditors, dated
                                             June 24, 1996

                                                            Exhibit 23.1






                        Consent of Independent Auditors



The Board of Directors and Stockholders
Media General, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29478) pertaining to the Thrift Plan Plus for Employees of Media General, Inc., of our report dated June 8, 1996, with respect to the financial statements and schedules of the Thrift Plan Plus for Employees of Media General, Inc., included in this Annual Report (Form 11-K) for year ended December 31, 1995.





                                        ERNST & YOUNG LLP
Richmond, Virginia
June 24, 1996